SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________

FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported):

March 31, 1995


CBI Industries, Inc.


(Exact name of registrant as specified in its charter)

Delaware             7833                 36-3009343
(State of            (Commission          (IRS Employer
 Incorporation)      File No.)            Identification Number)

                  800 Jorie Boulevard
                  Oak Brook, Illinois 60522-7001

(Address, including zip code, of principal executive offices)


Registrant's telephone number including area code:  708-572-7000

Item 5.   Other Events.

          On March 31, 1995, CBI Industries, Inc. sold
$55,000,000 of 7.48% Cumulative Preferred
Stock, Series D at a public price of $100.00.

Item 7. Financial Statements Pro Forma Financial Information and Exhibits.

     1. Certificate of Designations of the 7.48% Cumulative Preferred Stock, Series D, par value $1.00 per share, of CBI Industries, Inc. filed with the Delaware Secretary of State on March 31, 1995.

     2.   Press Release dated March 31, 1995.

SIGNATURES

          Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CBI INDUSTRIES, INC.



                              By:/s/ George L. Schueppert
                                 Executive Vice President and
                                 Chief Financial Officer



Dated:  April 5, 1995